UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 9, 2008
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Press release issued July 14, 2008

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 9, 2008, Stephen Abely resigned as the Chief Financial Officer and Principal Accounting Officer of Bookham, Inc. (the “Registrant”), effective as of July 31, 2008. On July 10, 2008, the Registrant’s Board of Directors appointed Jerry Turin as the Registrant’s Chief Financial Officer and Principal Accounting Officer, effective as of August 1, 2008.
     Mr. Turin, age 46, has served as the Registrant’s Corporate Controller since July, 2005 and has also been the Vice President of Finance since April 2008. From 1999 to 2002, Mr. Turin served as Controller of Silicon Spice Inc.(which was acquired by Broadcom Corporation in October 2000), a developer of gateway and carrier access chipsets, software and development tools. Prior to joining Silicon Spice Inc., Mr. Turin was the Director of Corporate Accounting and Financial Planning & Analysis of Cirrus Logic Inc., a developer of high-precision, analog and mixed-signal integrated circuits, and held various positions with Deloitte & Touche, a global accounting firm, most recently as Senior Manager of Audit Services. Mr. Turin received his bachelor’s degree in business administration and commerce from the University of Alberta in Alberta, Canada and is a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of Alberta. Mr. Turin has no family relationship with any of the Registrant’s other executive officers or any of the Registrant’s directors.
     The press release announcing the appointment of Mr. Turin as the Registrant’s Chief Financial Officer and Mr. Abely’s resignation as the Registrant’s Chief Financial Officer is attached hereto as Exhibit 99.1.
Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release issued July 14, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: July 14, 2008	By:	/s/ Alain Couder
Alain Couder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued July 14, 2008